           Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Heritage Financial Group, Inc. on Form S-8 (SEC File Numbers 333-171391, 333-171894 and 333-175154) and on Form S-3 (SEC File Number 333-184592) of our report dated May 24, 2013, with respect to the statement of assets acquired and liabilities assumed by Heritage Financial Group, Inc. as of March 8, 2013 included in the Current Report on Form 8-K/A.

We also consent to the incorporation by reference in the Registration Statement of Heritage Financial Group, Inc. on Form S-3 (SEC File Number 333-184592) of our report dated March 15, 2013, relating to our audit of the consolidated financial statements of Heritage Financial Group, Inc. as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 and which report is included in Heritage Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
May 24, 2013